Exhibit (d)(33)

Schedule A

Trusts and Portfolios Covered by the

Fixed-Income Sub-Research Agreement

Dated as of March 5, 2010

Between

FIL Investment Advisors (U.K.) Ltd.

and

FIL Investment Advisors

Name of Trust	Name of Portfolio	Effective Date
Fidelity Rutland Square Trust II	Strategic Advisers Core Income Fund	03/05/10

Agreed and Accepted
as of March 5, 2010

FIL Investment Advisors (U.K.) Ltd.

By: /s/ Doug Naismith

Name: Doug Naismith

Title: Director

FIL Investment Advisors

By: /s/ Allan Pelvang

Name: Allan Pelvang

Title: Director